Exhibit 99.2

Apple Inc.

Q2 2015 Unaudited Summary Data

(Units in thousands, Revenue in millions)

	Q2’15		Q1’15		Q2’14		Sequential Change		Year/Year Change
		Revenue		Revenue		Revenue		Revenue		Revenue
Operating Segments
Americas		$21,316		$30,566		$17,982		- 30%		19%
Europe		12,204		17,214		10,941		- 29%		12%
Greater China		16,823		16,144		9,835		4%		71%
Japan		3,457		5,448		4,047		- 37%		- 15%
Rest of Asia Pacific		4,210		5,227		2,841		- 19%		48%

Total Apple		$58,010		$74,599		$45,646		- 22%		27%

	Q2’15		Q1’15		Q2’14		Sequential Change		Year/Year Change
	Units	Revenue	Units	Revenue	Units	Revenue	Units	Revenue	Units	Revenue
Product Summary
iPhone (1)	61,170	$40,282	74,468	$51,182	43,719	$26,064	- 18%	- 21%	40%	55%
iPad (1)	12,623	5,428	21,419	8,985	16,350	7,610	- 41%	- 40%	- 23%	- 29%
Mac (1)	4,563	5,615	5,519	6,944	4,136	5,519	- 17%	- 19%	10%	2%
Services (2)		4,996		4,799		4,573		4%		9%
Other Products (1)(3)		1,689		2,689		1,880		- 37%		- 10%

Total Apple		$58,010		$74,599		$45,646		- 22%		27%

(1)	Includes deferrals and amortization of related non-software services and software upgrade rights.

(2)	Includes revenue from the iTunes Store, App Store, Mac App Store, iBooks Store, AppleCare, Apple Pay, licensing and other services.

(3)	Includes sales of iPod, Apple TV, Beats Electronics and Apple-branded and third-party accessories.